UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015 (August 13, 2015)

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On August 14, 2015, Global Cash Access Holdings, Inc. (the “Company”) filed an amendment to its certificate of incorporation to change its name to Everi Holdings Inc.  The name change will be effective as of August 24, 2015 and was made pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”).  Under the DGCL, the amendment to the Company’s certificate of incorporation to effect the name change did not require stockholder approval.  In addition, effective as of August 24, 2015, the bylaws of the Company will also amended and restated to reflect the name change to Everi Holdings Inc. A copy of the bylaws, as amended and restated, is attached hereto as Exhibit 3.2.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change.

On August 24, 2015, the Company’s common stock, which trades on the New York Stock Exchange, will cease trading under the ticker symbol “GCA” and commence trading under the ticker symbol “EVRI”. Along with the ticker change, the Company’s common stock has been assigned a new CUSIP number of 30034T103.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on August 14, 2015, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

On August 13, 2015, the Company issued a press release announcing its name change. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits

Exhibit No.	Document

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Cash Access Holdings, Inc.

3.2	Second Amended and Restated Bylaws of Everi Holdings Inc.

99.1	Press Release, dated August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: August 14, 2015

By:	/s/ Juliet A. Lim
Juliet A. Lim
Executive Vice President, Payments and General Counsel